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Exhibit 21 - Subsidiaries of the Registrant
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Novalog, Inc.
151 Kalmus Drive, Unit K-1
Costa Mesa, California 92626

MicroSensors, Inc.
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

Imagek, Inc.
3001 Redhill Ave., Building 3
Costa Mesa, California 92626

3D Microelectronics Inc.
3001 Redhill Ave., Building 3
Costa Mesa, California 92626

3D Microsystems, Inc.
3001 Redhill Ave., Building 3
Costa Mesa, California 92626